Exhibit 99.2

Greenway Granted a Temporary Restraining Order

ARLINGTON, Texas, March 27, 2019

Greenway Technologies, Inc. (OTCQB: GWTI) announced today that the Company was granted a Temporary Restraining Order (TRO) by the District Court in Dallas County Texas preventing a group of dissident shareholders from conducting a Special Shareholders Meeting planned for April 4, 2019.

Following a hearing March 26th, 2019 in Dallas County’s 298th District Court, a District Judge executed a TRO enjoining the shareholder group “and their officers, agents, servants, employees, and attorneys and those persons in active concert or participation from the following: holding the special shareholders meeting on April 4, 2019, or calling such meeting to order; attending or participating in the Special Meeting; voting the shares of Plaintiff owned by any Defendant at the Special Meeting, either directly or by granting a proxy to allow a non-defendant to vote said shares; voting any shares of Plaintiff owned by non-defendants with or by proxy at the Special Meeting; and serving as chairman at the Special Meeting.”

The Judge scheduled a follow-up hearing to be held on April 8, 2019, at 9:00 am at the Dallas County District Court at which the Defendants must show cause, if any, as to why the Temporary Restraining Order should not be continued as a Temporary Injunction.

GWTI is pleased with this ruling and continues to take necessary steps to schedule a Company-sponsored Annual Shareholders Meeting as soon as practicable. Once the meeting date and location are confirmed and approved, the Company will issue a press release describing details about the meeting and the meeting agenda.

About Greenway Technologies, Inc.

Based in Arlington, Texas, Greenway Technologies through its wholly owned subsidiary, Greenway Innovative Energy is engaged in the research and development of economical small-scale gas-to-liquids (GTL) syngas conversion systems that can be scaled to meet field requirements. The company’s patented technology has been realized in its recently completed first-generation commercial G-Reformer® unit, a unique component used to convert natural gas into synthesis gas and, when combined with a Fischer-Tropsch reactor and catalyst, to create liquid fuels. The G-Reformer® can be field-deployed to process a variety of natural gas streams including pipeline gas, associated gas, flared gas, vented gas, coal-bed methane, or biomass to produce fuels including diesel, jet fuel, methanol, and gasoline. These fuels, derived from natural gas, are incrementally cleaner than similar petroleum-based fuels.

The company was formerly known as UMED Holdings, Inc. and changed its name to Greenway Technologies, Inc. (OTCQB: GWTI) in June 2017.

For more information about GWTI, visit www.gwtechinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the Company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.

The information found in this Press Release does not and shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction based upon the information found in this Press Release.

Investors & Analysts Contact:

Greenway Investor Relations

800-289-2515

ir@gwtechinc.com

SEC Filings can be found at:

http://gwtechinc.com/SEC-filings/